May 7, 1999


                        Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                           New York, N.Y. 10022 - 3852
                                (212) 715 - 9100

ARTHUR H. AUFSES III         MONICA C. LORD                  ARTHUR B. KRAMER
THOMAS D. BALLIETT           RICHARD MARLIN                 MAURICE N. NESSEN
JAY G. BARIS                 THOMAS MOERS MAYER             FOUNDING PARTNERS
PHILIP BENTLEY               THOMAS E. MOLNER                    RETIRED
SAUL E. BURIAN               THOMAS H. MORELAND                  -------
BARRY MICHAEL CASS           ELLEN R. NADLER                  MARTIN BALSAM
NICHOLAS L. COCH             GARY P. NAFTALIS                JOSHUA M. BERMAN
THOMAS E. CONSTANCE          MICHAEL J. NASSAU                JULES BUCHWALD
JOHN E. DANIEL               MICHAEL S. NELSON               S. ELLIOTT COHAN
MICHAEL J. DELL              JAY A. NEVELOFF                RUDOLPH DE WINTER
KENNETH H. ECKSTEIN          MICHAEL S. OBERMAN              MEYER EISENBERG
CHARLOTTE M. FISCHMAN        PAUL S. PEARLMAN              SAMUEL M. EISENSTAT
DAVID S. FRANKEL             SUSAN J.  PENRY-WILLIAMS         ARTHUR D. EMIL
MARVIN E. FRANKEL            BRUCE RABB                       MARIA T. JONES
ALAN R. FRIEDMAN             ALLAN E. REZNICK                 SHERWIN KAMIN
CARL FRISCHLING              DONALD L. RHOADS               ANDREW J. MALONEY
MARK J. HEADLEY              SCOTT S. ROSENBLUM              GEORGE M. MURPHY
ROBERT M. HELLER             MICHELE D. ROSS                 MAXWELL M. RABB
GEORGE P. HOARE              HOWARD J. ROTHMAN               JAMES SCHREIBER
PHILIP S. KAUFMAN            MARK B. SEGALL                      COUNSEL
PETER S. KOLEVZON            JUDITH SINGER                       ------
KENNETH P. KOPELMAN          PETER G. SMITH                M. FRANCES BUCHINSKY
MICHAEL PAUL KOROTKIN        HOWARD A. SOBEL                 JEFFREY W. DAVIS
SHARI K. KROUNER             JEFFREY S. TRACHTMAN            ABBE L. DIENSTAG
KEVIN B. LEBLANG             NEIL R. TUCKER                   MARILYN FEUER
DAVID P. LEVIN               JONATHAN M. WAGNER            RONALD S. GREENBERG
EZRA G. LEVIN                HAROLD P. WEINBERGER           ROBERT T. SCHMIDT
RANDY LIPSITZ                ALAN S. WILMIT                HELAYNE O. STOOPACK
LARRY M. LOEB                E. LISK WYCKOFF, JR.            SPECIAL COUNSEL
                                                                  ------
                                                                FACSIMILE
                                                              (212) 715-8000
                                                                   ---
                                                         Writer's Direct Number

                                                             (212) 715-9100
                                                              -------------



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

               We have  acted as  counsel  to Vishay  Intertechnology,  Inc.,  a
Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,955,000 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock"), to be issued pursuant to the Registrant's 1997 Stock Incentive Program (the "1997 Program") and 1998 Employee Stock Option Program (the "1998 Program", and together with the 1997 Program, the "Programs").

               In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Programs, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

               We  have  also   examined   and  relied   upon   representations,
statements, or certificates of public officials and officers and representatives of the Registrant.

               Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options described in the Programs and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Programs, will be validly issued, fully paid and non-assessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

               We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                       Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP
                                       ---------------------------------------
                                       Kramer Levin Naftalis & Frankel LLP